Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2013
FINANCIAL RESULTS
43rd Consecutive Profitable Quarter
Third Quarter Fully Diluted Earnings per Share of $0.91

LAS VEGAS. October 23, 2013 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2013, as well as comparisons to prior year equivalents:

Unaudited	Three months ended September 30,			Nine months ended September 30,
	2013	2012	Change	2013	2012	Change
Total operating revenue (millions)	$228.9	$216.9	5.5%	$757.7	$685.9	10.5%
Operating income (millions)	$29.2	$28.7	1.7%	$124.5	$106.9	16.5%
Operating margin	12.8%	13.3%	(0.5)pp	16.4%	15.6%	0.8pp
EBITDA (millions)	$46.7	$44.6	4.7%	$177.0	$147.9	19.7%
EBITDA margin	20.4%	20.6%	(0.2)pp	23.4%	21.6%	1.8pp
Net income (millions)	$17.1	$16.9	1.0%	$74.8	$63.8	17.2%
Diluted earnings per share	$0.91	$0.87	4.6%	$3.90	$3.29	18.5%

“We are very proud to report our 43rd consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “We are pleased to produce another profitable quarter and be able to return cash to shareholders through our share repurchase program. In addition, I am proud to announce that Andrew Levy has been added to our Board of Directors and will also assume the role of Chief Operating Officer. His proven leadership abilities and extensive operational and financial expertise, as well as a deep understanding of the airline business, will be invaluable in his new role as COO."

"Finally, we were significantly challenged operationally at the end of September many of our MD-80s were taken out of service due to an evacuation slide issue. Through the tireless efforts of our Team Members, we were able to minimize the disruption to our customers. I am very thankful to all of those individuals who worked extremely hard to put the operation back together in such a short amount of time.”

Notable company highlights

•	Completed the acquisition of five Airbus A320 aircraft. The company now owns seven A320s

•	Repurchased 491,000 shares for $47 million during the third quarter, average purchase price of $95.85 per share

•	Announced service from nine existing cities to Punta Gorda (Southwest Florida) to begin in the fourth quarter

•	Announced service to twelve new cities with service beginning in the fourth quarter and first quarter

•	Announced 29 new routes which will begin operation in the fourth quarter

•	Average aircraft in service was flat versus last quarter as we retired three MD-80 aircraft and temporarily grounded two MD-80 aircraft early in the quarter

•	Increasing MD-80 operating fleet from 52 at the end of the year to 53 in the first quarter of 2014

Allegiant Third Quarter Earnings

Third quarter 2013 revenue performance

•	15th consecutive quarter of year over year increases in total average fare, 4.8 percent higher than a year ago

•	Florida TRASM grew by 9.6 percent despite 12.7 percent growth in ASMs

•	Same store markets, those which were operated in both the third quarter 2013 and 2012, generated a 5.0 percent increase in TRASM

•	Grew scheduled load factor to 90.8 percent despite a 4.2 percent increase in seats per departure

•	The September slide interruption resulted in approximately $1 million in refunds given to customers

	3Q13	3Q12	Change
Scheduled Service:
Average fare - scheduled service	$86.94	$82.30	5.6%
Average fare - ancillary air-related charges	$38.99	$37.05	5.2%
Average fare - ancillary third party products	$5.06	$5.59	(9.5)%
Average fare - total	$130.99	$124.94	4.8%
Scheduled service passenger revenue per ASM (PRASM) (cents)	8.14	7.89	3.2%
Total scheduled service revenue per ASM (TRASM) (cents)	12.26	11.98	2.3%
Load factor	90.8%	90.1%	0.7	pp
Passengers (millions)	1.7	1.6	6.3%
Average passengers per departure	150	143	4.9%
Average scheduled service stage length (miles)	932	910	2.4%
 ASMs = available seat miles
PRASM = scheduled passenger revenue per scheduled available seat mile
TRASM = (scheduled passenger revenue + ancillary air revenue + ancillary third party revenue) per scheduled available seat mile

Third quarter 2013 cost performance

•	Fuel expense per ASM declined 3.9 percent primarily due to a 5.8 percent increase in ASMs per gallon versus last year, which more than offset a 1.9 percent increase in average cost per gallon

•
Operating expense excluding fuel was negatively impacted by lower aircraft utilization and approximately $2 million in expense attributable to the evacuation slide interruption. The expense associated with the slide event is isolated to September and resulted in higher aircraft lease rentals expense as we contracted with other carriers for sub-service of aircraft to move some of our customers, higher station operations expense due to customer interrupted trip costs, and increased salary and benefits expense due to additional overtime

•
Salary and benefits expense per passenger increased 15 percent versus last year primarily due to an increase in the number of full time equivalents to support our growth, higher stock-based compensation expense and the continuation of the higher pay band for pilots which began in November 2012. The current pay band will continue through April 2014 when it will be subject to adjustment based on a trailing 12 month profitability test. Based on our forecasted profitability, we currently expect the pilot pay band to remain unchanged

•
Depreciation and amortization expense per passenger increased 8 percent primarily due to a change in estimated MD-80 engine residual values and useful life, and operating a larger contingent of 166 seat MD-80 aircraft

•
Other expense per passenger increased 31 percent due to a higher write-down of engine values in our consignment program compared to the prior year, non capitalizable information technology development costs, crew training for our growing Airbus fleet and costs to support a seasonal operating base in Los Angeles

	3Q13	3Q12	Change
Total System*:
Operating expense per passenger	$114.54	$108.92	5.2%
Operating expense per passenger, excluding fuel	$63.37	$56.85	11.5%
Operating expense per ASM (CASM) (cents)	10.58	10.29	2.8%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.85	5.37	8.9%
Average block hours per aircraft per day	5.1	5.2	(1.9)%
* - Total system includes scheduled service, fixed-fee contract and non-revenue flying.

Allegiant Third Quarter Earnings

Fourth quarter 2013 cost trends

•	Salary and benefits expense is expected to increase due to additional staff required to support our growth

•
Maintenance and repair expense is expected to be slightly higher than fourth quarter 2012. For the full year, maintenance expense per aircraft per month is expected to be $100 thousand to $105 thousand as previously guided

•	Aircraft utilization is expected to decline 1.5%, which will pressure ex fuel unit costs when compared to fourth quarter 2012

•
Depreciation and amortization expense is expected to increase as seven A320 aircraft are scheduled to enter service in the fourth quarter. For the full year, depreciation per aircraft per month is expected to be between $92 thousand and $95 thousand, as previously guided

Third party products performance

•	Rental car days increased 6.5 percent primarily due to a 18 percent increase in Florida passengers

•	Hotel net revenue excluding the effect of an air discount was higher by 39 percent versus last year. The company has phased out offering an air discount which has historically subsidized hotel sales

Supplemental Ancillary Revenue Information Unaudited (millions)	3Q13	3Q12	Change
Gross ancillary revenue - third party products	$28.7	$28.3	1.4%
Cost of goods sold	($19.6)	($18.5)	5.9%
Transaction costs*	($0.5)	($0.8)	(37.5)%
Ancillary revenue - third party products	$8.6	$9.0	(4.4)%
As percent of gross	30.1%	31.9%	(1.8)pp
As percent of income before taxes	31.3%	33.6%	(2.3)pp
Ancillary revenue - third party products/scheduled passenger	$5.06	$5.59	(9.5)%

Hotel room nights (thousands)	144.4	163.4	(11.6)%
Rental car days (thousands)	195.3	183.3	6.5%
* - Includes payment expenses and travel agency commissions.

Balance sheet highlights

•	Repurchased 491,000 shares for $47 million and have over $43 million in repurchase authority remaining. Year to date, the company has repurchased 880,991 shares at an average price of $85.64 per share

•	Issued $48.0 million in debt secured by four Airbus aircraft

•	Pre-paid $10.5 million in debt secured by four 757 aircraft

•	Spent $84.5 million in capital expenditures in the third quarter, the majority of which was driven by the purchase of five Airbus A320 aircraft

•	Closed a $10 million debt financing in October, secured by our new headquarters building acquired earlier this year

Unaudited (millions)	9/30/2013	12/31/2012	Change
Unrestricted cash*	$303.6	$352.7	(13.9)%
Total debt	$179.7	$150.9	19.1%
Total Allegiant Travel Company stockholders’ equity	$402.4	$400.5	0.5%

Nine months ended September 30,
Unaudited (millions)	2013	2012	Change
Capital expenditures	$161.6	$88.8	82.0%
* - Unrestricted cash includes investments in marketable securities.

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Third Quarter Earnings

Guidance, subject to revision

Revenue guidance	October 2013	4Q13
Estimated PRASM year-over-year change	5 to 7%	3 to 5%
Estimated TRASM year-over-year change	1 to 3%	0.5 to 2.5%

Fixed fee and other revenue guidance		4Q13
Fixed fee and other revenue (millions)		$3 to $5

Capacity guidance
System	4Q13	1Q14	FY13
Departure year-over-year growth	(4) to 0%	8 to 12%
ASM year-over-year growth	4 to 8%	10 to 14%	8 to 10%
Scheduled
Departure year-over-year growth	2 to 6%	8 to 12%
ASM year-over-year growth	8 to 12%	10 to 14%	13 to 15%

Cost guidance	4Q13		FY13
CASM ex fuel – year-over-year change	4.5 to 6.5%		4 to 5%

CAPEX guidance			FY13
Capital expenditures (millions)			$170 to $180
 CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft	4Q13	4Q14
MD-80 (166*)	51	53
MD-80 (non 166*)	1	—
757	6	6
A319	3	4
A320	7	9
Total	68	72
* - 166 refers to MD-80s that have been converted to 166 seat aircraft, non 166 refers to those aircraft that will not be converted
Aircraft listed in table above include only in service aircraft

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 23, 2013 to discuss its third quarter 2013 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Third Quarter Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Brian Davis
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of the economic downturn on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, problems with our aircraft, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended September 30, 2013 and 2012
(in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Percent
	2013	2012	change
OPERATING REVENUE:
Scheduled service revenue	$148,466	$133,086	11.6
Ancillary revenue:
Air-related charges	66,577	59,915	11.1
Third party products	8,646	9,036	(4.3)
Total ancillary revenue	75,223	68,951	9.1
Fixed fee contract revenue	3,985	12,084	(67.0)
Other revenue	1,200	2,743	(56.3)
Total operating revenue	228,874	216,864	5.5
OPERATING EXPENSES:
Aircraft fuel	89,195	89,928	(0.8)
Salary and benefits	38,135	32,865	16.0
Station operations	19,114	18,601	2.8
Maintenance and repairs	18,310	18,311	—
Sales and marketing	4,514	4,190	7.7
Aircraft lease rentals	2,025	—	NM
Depreciation and amortization	17,106	15,704	8.9
Other	11,243	8,517	32.0
Total operating expenses	199,642	188,116	6.1
OPERATING INCOME	29,232	28,748	1.7
As a percent of total operating revenue	12.8%	13.3%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(214)	(92)	132.6
Interest income	(328)	(230)	42.6
Interest expense	2,257	2,255	0.1
Total other (income) expense	1,715	1,933	(11.3)
INCOME BEFORE INCOME TAXES	27,517	26,815	2.6
As a percent of total operating revenue	12.0%	12.4%
PROVISION FOR INCOME TAXES	10,520	9,929	6.0
NET INCOME	16,997	16,886	0.7
Net loss attributable to noncontrolling interest	(109)	(59)	84.7
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$17,106	$16,945	1.0
Earnings per share to common stockholders (1):
Basic	$0.91	$0.88	3.4
Diluted	$0.91	$0.87	4.6
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,629	19,116	(2.5)
Diluted	18,794	19,305	(2.6)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended September 30, 2013 and 2012
(Unaudited)

	Three months ended September 30,		Percent
	2013	2012	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,742,961	1,727,117	0.9
Revenue passenger miles (RPMs) (thousands)	1,685,208	1,598,861	5.4
Available seat miles (ASMs) (thousands)	1,886,698	1,828,576	3.2
Load factor	89.3%	87.4%	1.9
Operating revenue per ASM (RASM) (cents)	12.13	11.86	2.3
Operating expense per ASM (CASM) (cents)	10.58	10.29	2.8
Fuel expense per ASM (cents)	4.73	4.92	(3.9)
Operating CASM, excluding fuel (cents)	5.85	5.37	8.9
Operating expense per passenger	$114.54	$108.92	5.2
Fuel expense per passenger	$51.17	$52.07	(1.7)
Operating expense per passenger, excluding fuel	$63.37	$56.85	11.5
ASMs per gallon of fuel	67.0	63.3	5.8
Departures	12,077	13,080	(7.7)
Block hours	28,773	29,644	(2.9)
Average stage length (miles)	910	860	5.8
Average number of operating aircraft during period	61.8	61.9	(0.2)
Average block hours per aircraft per day	5.1	5.2	(1.9)
Full-time equivalent employees at period end	2,003	1,775	12.8
Fuel gallons consumed (thousands)	28,169	28,881	(2.5)
Average fuel cost per gallon	$3.17	$3.11	1.9
Scheduled service statistics
Passengers	1,707,639	1,617,031	5.6
Revenue passenger miles (RPMs) (thousands)	1,656,872	1,519,124	9.1
Available seat miles (ASMs) (thousands)	1,823,901	1,686,230	8.2
Load factor	90.8%	90.1%	0.7
Departures	11,368	11,320	0.4
Average passengers per departure	150	143	4.9
Scheduled service seats per departure	168.7	161.9	4.2
Block hours	27,559	26,781	2.9
Yield (cents)	8.96	8.76	2.3
Scheduled service revenue per ASM (PRASM) (cents)	8.14	7.89	3.2
Total ancillary revenue per ASM (cents)	4.12	4.09	0.7
Total scheduled service revenue per ASM (TRASM) (cents)	12.26	11.98	2.3
Average fare - scheduled service	$86.94	$82.30	5.6
Average fare - ancillary air-related charges	$38.99	$37.05	5.2
Average fare - ancillary third party products	$5.06	$5.59	(9.5)
Average fare - total	$130.99	$124.94	4.8
Average stage length (miles)	932	910	2.4
Fuel gallons consumed (thousands)	27,084	26,343	2.8
Average fuel cost per gallon	$3.23	$3.31	(2.4)
Percent of sales through website during period	93.6%	90.6%	3.0

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Consolidated Statements of Income
Nine months ended September 30, 2013 and 2012
(in thousands, except per share amounts)
(Unaudited)

	Nine months ended September 30,		Percent
	2013	2012	change
OPERATING REVENUE:
Scheduled service revenue	$493,700	$446,368	10.6
Ancillary revenue:
Air-related charges	219,904	172,537	27.5
Third party products	29,733	27,940	6.4
Total ancillary revenue	249,637	200,477	24.5
Fixed fee contract revenue	12,267	31,530	(61.1)
Other revenue	2,075	7,506	(72.4)
Total operating revenue	757,679	685,881	10.5
OPERATING EXPENSES:
Aircraft fuel	294,762	286,557	2.9
Salary and benefits	118,951	99,362	19.7
Station operations	58,670	57,702	1.7
Maintenance and repairs	56,773	54,868	3.5
Sales and marketing	15,727	15,141	3.9
Aircraft lease rentals	3,693	—	NM
Depreciation and amortization	51,890	40,836	27.1
Other	32,758	24,488	33.8
Total operating expenses	633,224	578,954	9.4
OPERATING INCOME	124,455	106,927	16.4
As a percent of total operating revenue	16.4%	15.6%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(384)	(56)	585.7
Interest income	(806)	(741)	8.8
Interest expense	6,739	6,529	3.2
Total other (income) expense	5,549	5,732	(3.2)
INCOME BEFORE INCOME TAXES	118,906	101,195	17.5
As a percent of total operating revenue	15.7%	14.8%
PROVISION FOR INCOME TAXES	44,391	37,423	18.6
NET INCOME	74,515	63,772	16.8
Net loss attributable to noncontrolling interest	(283)	(59)	379.7
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$74,798	$63,831	17.2
Earnings per share to common stockholders (1):
Basic	$3.92	$3.32	18.1
Diluted	$3.90	$3.29	18.5
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,925	19,053	(0.7)
Diluted	19,042	19,260	(1.1)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Nine months ended September 30, 2013 and 2012
(Unaudited)

	Nine months ended September 30,		Percent
	2013	2012	change*
OPERATING STATISTICS
Total system statistics
Passengers	5,531,774	5,320,823	4.0
Revenue passenger miles (RPMs) (thousands)	5,482,699	4,935,215	11.1
Available seat miles (ASMs) (thousands)	6,184,503	5,607,485	10.3
Load factor	88.7%	88.0%	0.7
Operating revenue per ASM (RASM) (cents)	12.25	12.23	0.2
Operating expense per ASM (CASM) (cents)	10.24	10.32	(0.8)
Fuel expense per ASM (cents)	4.77	5.11	(6.7)
Operating CASM, excluding fuel (cents)	5.47	5.21	5.0
Operating expense per passenger	$114.47	$108.81	5.2
Fuel expense per passenger	$53.29	$53.86	(1.1)
Operating expense per passenger, excluding fuel	$61.18	$54.95	11.3
ASMs per gallon of fuel	67.4	62.2	8.4
Departures	38,606	40,813	(5.4)
Block hours	95,196	94,387	0.9
Average stage length (miles)	936	869	7.7
Average number of operating aircraft during period	63.2	59.6	6.0
Average block hours per aircraft per day	5.5	5.8	(5.2)
Full-time equivalent employees at period end	2,003	1,775	12.8
Fuel gallons consumed (thousands)	91,797	90,170	1.8
Average fuel cost per gallon	$3.21	$3.18	0.9
Scheduled service statistics
Passengers	5,430,771	5,015,066	8.3
Revenue passenger miles (RPMs) (thousands)	5,400,035	4,708,257	14.7
Available seat miles (ASMs) (thousands)	5,997,938	5,206,489	15.2
Load factor	90.0%	90.4%	(0.4)
Departures	36,568	35,803	2.1
Average passengers per departure	149	140	6.4
Scheduled service seats per departure	168.4	158.0	6.6
Block hours	91,575	86,145	6.3
Yield (cents)	9.14	9.48	(3.6)
Scheduled service revenue per ASM (PRASM) (cents)	8.23	8.57	(4.0)
Total ancillary revenue per ASM (cents)	4.16	3.85	8.1
Total scheduled service revenue per ASM (TRASM) (cents)	12.39	12.42	(0.2)
Average fare - scheduled service	$90.91	$89.01	2.1
Average fare - ancillary air-related charges	$40.49	$34.40	17.7
Average fare - ancillary third party products	$5.47	$5.57	(1.8)
Average fare - total	$136.87	$128.98	6.1
Average stage length (miles)	957	914	4.7
Fuel gallons consumed (thousands)	88,716	82,889	7.0
Average fuel cost per gallon	$3.26	$3.37	(3.3)
Percent of sales through website during period	93.7%	89.8%	3.9

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Non-GAAP Presentations
Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended September 30,		Percent
(in thousands)	2013	2012	change
Net income attributable to Allegiant Travel Company	$17,106	$16,945	1.0%
Plus (minus)
Interest income	(328)	(230)	42.6%
Interest expense	2,257	2,255	0.1%
Provision for income taxes	10,520	9,929	6.0%
Depreciation and amortization	17,106	15,704	8.9%
EBITDA	$46,661	$44,603	4.6%

Total revenue	$228,874	$216,864	5.5%
EBITDA margin	20.4%	20.6%	(0.2) pp

	Nine months ended September 30,		Percent
(in thousands)	2013	2012	change
Net income attributable to Allegiant Travel Company	$74,798	$63,831	17.2%
Plus (minus)
Interest income	(806)	(741)	8.8%
Interest expense	6,739	6,529	3.2%
Provision for income taxes	44,391	37,423	18.6%
Depreciation and amortization	51,890	40,836	27.1%
EBITDA	$177,012	$147,878	19.7%

Total revenue	$757,679	$685,881	10.5%
EBITDA margin	23.4%	21.6%	1.8 pp

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